Exhibit 10.3
CONTRACT FOR BORROWINGS OF LOANS BY MANDATE
Contract Number: 2010 (year) WJZ No. 000001
This CONTRACT is made on 26th March 2010, by and between:
The ENTRUSTER:
Full Name: EVERGREEN SOLAR (CHINA) CO., LTD.
Legal Representative: MICHAEL EL-HILLOW
Address: 3 First Road, D1 Industrial Park, LIUFANG, WUHAN EAST LAKE DEVELOPMENT ZONE, 430205 P. R. China
Contact: SONG NING;            Tel: 027-87986769
The FIDUCIARY:
Full Name: The Sub-Branch of WUHAN EAST LAKE DEVELOPMENT ZONE, Industrial and Commercial Bank of China Co., Ltd.; Legal Representative: WU MIN
Address: Special No.1 HUALESHANZHUANG, LUXIANG, WUHAN, 430074 P. R. China
Contact: LIU YA;                 Tel: 027-87787121
The BORROWER:
Full Name: JIA WEI SOLAR (WUHAN) CO., LTD.; Legal Representative: DING KONGQI
Address: 3 First Road, D1 Industrial Park, LIUFANG, WUHAN EAST LAKE DEVELOPMENT ZONE, 430205 P.R. China
Contact: WANG YING; Tel: 027-87986203
WHEREAS The FIDUCIARY is hereby to be duly entrusted by the ENTRUSTER to provide and allocate the entrusted loan therein to BORROWER, in accordance with the AGREEMENT OF AGENCY BY ENTRUSTMENT (No. 32020016-2010 WJ2 No. 000001) made by and between the ENTRUSTER and the FIDUCIARY on 26th March 2010, and at the request of the BORROWER.
NOW THEREFORE, for and in consideration of full consultation, on the basis of amicable negotiations, it is hereby agreed as follows, subject to the terms and conditions as set forth hereinafter and herein below:
CHAPTER 1 THE AMOUNT, INTEREST RATE, LOAN TERM AND MISCELLANEOUS OF ENTRUSTED LOAN
Article 1 The amount and currency of the entrusted loan: The currency of the loan is denominated in RMB and the amount of the loan is Thirty-four Million, One hundred and thirty-four thousand (RMB 34,134,000). In case of inconsistency between above words and figures, the words shall apply (similarly hereafter). This Loan is an entrusted loan.
Article 2 Interest Rate and Calculation: The annual interest rate of such loan is 7.5% to be calculated day to day and to be provided in the book on a semi-yearly basis. Interest shall be collected upon the maturity date of the loan or the date of loan repayment. The borrower shall be charged compound interest on the interest due but not paid by the Borrower.
Article 3 Loan Term: 60 months commencing from March 31, 2010 and ending on March 30,

2015. If the Borrower has made early repayment of such loan with consent of the ENTRUSTER, the interest shall be calculated and charged on basis of actual number of days for loan utilization and actual sum utilized.
Article 4 Purpose of Loan: The entrusted loan under this CONTRACT will be used for purchase of equipment.
Article 5 Schedule of Loan Utilization: see Appendix (1)
Article 6 Repayment of Loan: The schedule and method of repayment of the loan by the BORROWER are stipulated as follows:
The principal and interest of the Loan are paid by the borrower to the bank account designated by the Entruster as per agreed schedule
The BORROWER shall transfer the principal and interest of such loan to the account designated by the ENTRUSTER on schedule.
Article 7 Loan Guarantee: The Guarantor of such entrusted loan determined by the ENTRUSTER is___/___; The Guarantee Mode is ___/___. The Guarantee Contract is separately attached.
Article 8 Extension of Loan Term: The ENTRUSTER, the FIDUCIARY and the BORROWER, through amicable consultation between the ENTRUSTER and the BORROWER, can enter into a loan term extension contract 10 days ahead of maturity date.
CHAPTER 2 THE DUTIES AND OBLIGATIONS OF THE ENTRUSTER
Article 9 The ENTRUSTER shall deposit adequate fund to the account specially opened with the FIDUCIARY for entrusted capital and cause the FIDUCIARY to transfer the entrusted loan to the account of the BORROWER on the same day.
Article 10 The ENTRUSTER shall supervise/cause the FIDUCIARY to supervise the use of entrusted loan by BORROWER. The supervision matters entrusted by the ENTRUSTER: (mark √ in corresponding checkbox for what is chosen as follows and marked × for what is not chosen):
☐ Supervision on whether the BORROWER is using the loan for the purpose specified under this CONTRACT;
☐ Supervision on project execution;
☐ Assisting in supervision on production and operation management of the BORROWER;
☐ Assisting in supervision on production and operation management of the Guarantor;
☐ Assisting in safekeeping of guaranties (Mortgage Contract No.                     ) under this CONTRACT;
☐ Assisting in safekeeping of pledged material and documents of titles (Pledge Contract No.                      ) under this CONTRACT;
Article 11 The ENTRUSTER who has approved the BORROWER to make early repayment shall notify the FIDUCIARY in writing of handling formalities concerning the repayment in advance by the BORROWER.
Article 12 The ENTRUSTER will have the recovered principal and interest of the loan transferred to the following account:
Business Name: EVERGREEN SOLAR (CHINA) CO., LTD

Deposit Bank: The Sub-Branch of WUHAN EAST LAKE DEVELOPMENT ZONE, ICBC
Account Number:
Article 13 If the BORROWER has failed to repay the principal and interest on schedule, the ENTRUSTER shall have the right to cause the FIDUCIARY to withhold corresponding sum directly from the account of the BORROWER.
Article 14 If the entrusted loan shall be guaranteed in the manner whatsoever reasonably acceptable, the ENTRUSTER himself shall examine the guarantee capacity of the guarantor, the ownership and value of the mortgage (pledge) as well as feasibility of materialization of right to mortgage (pledge). The FIDUCIARY shall bear no obligation of examination.
With regard to renewable loan with guarantee, the ENTRUSTER shall obtain prior consent of the Guarantor and notify the FIDUCIARY in writing of renewing Guarantee Contract for Renewed Loan with the Guarantor.
All expenses incurred for handling related guarantee formalities shall be covered by the ENTRUSTER.
Article 15 If the operational condition of the BORROWER is deteriorating or any other abnormal situation endangering the security of entrusted loan fund has arisen, the ENTRUSTER shall have the right to cause the FIDUCIARY to provide assistance in recovery of the entrusted loan in advance.
Article 16 The ENTRUSTER shall have the right to dun the BORROWER for repayment of the principal and interest of the entrusted loan or to take legal action against the BORROWER.
CHAPTER 3 THE DUTIES AND OBLIGATIONS OF THE FIDUCIARY
Article 17 The FIDUCIARY shall check the loan contract against what is specified in Notice of Entrusted Loan issued by the ENTRUSTER and then handle the procedure of loaning if it is confirmed that the entrusted fund is fully paid in.
Article 18 The FIDUCIARY, at the request of the ENTRUSTER, shall transfer the principal and interest repaid by the BORROWER to the account of the ENTRUSTER in a timely manner and shall clearly indicate the purpose of the principal of entrusted loan or interest paid on the fund transfer voucher.
Article 19 During Contract Period, if the BORROWER failed in repayment of the principal and interest on schedule due to mismanagement or impairment and loss of pledged property or if the BORROWER was engaged in malpractice, the FIDUCIARY might cancel this CONTRACT in advance at the request of the ENTRUSTER and deduct the principal and interest of the loan directly from the account of the BORROWER.
Article 20 The FIDUCIARY shall dun the BORROWER in writing in a timely manner for repayment of the overdue principal and interest; if the BORROWER has surely become unable to repay the loan during guarantee period, the FIDUCIARY shall dun the Guarantor in writing in a timely manner for the payment, and shall informed the ENTRUSTER of dunning the BORROWER and the Guarantor.
Article 21 If the FIDUCIARY and the BORROWER are not located at the same place, the FIDUCIARY may sub-entrust some business of entrusted loan to an ICBC service office at the locality of the BORROWER. The FIDUCIARY shall be responsible for corresponding act of so sub-entrusted ICBC office.
Article 22 The FIDUCIARY shall be entrusted by the ENTRUSTER to supervise the use of the loan by taking measures as follows:
All payments of the BORROWER must be made at the entrusted bank in strict according with “Schedule of Loan Utilization” with due authorization of the attorney designated by the ENTRUSTER (see Authorized Seal to Appendix 2).
Article 23 If such entrusted loan is required to be guaranteed, the FIDUCIARY shall enter into a guarantee contract in relation hereto with the Guarantor designated by the ENTRUSTER, as notified by the ENTRUSTER in writing, and thus handle formalities of notarization and registration necessary. The FIDUCIARY shall have the right to require the ENTRUSTER to cover all expenses incurred during procurement of guarantee.
CHAPTER 4 THE DUTIES AND OBLIGATIONS OF THE BORROWER
Article 24 The BORROWER shall open a primary account or general deposit account with a service office of the FIDUCIARY for any further handling of drawing and repayment of the loan, the payment of the interest and other matters in relation hereto or associated therewith.
Article 25 The BORROWER shall bring forward the due bill to the FIDUCIARY for the drawing of loan fund in lump sum or in installment on the basis of “Schedule of Loan Utilization” mutually agreed.
Article 26 The BORROWER shall use such entrusted loan for agreed purpose, instead of peculation and unwanted diversion.
Article 27 The BORROWER shall make sure his deposit at the account opened with the FIDUCIARY is enough to repay the interest or principal due and payable to date prior to expiry date for interest or redemption date as agreed under this CONTRACT; repay the principal and pay interest at the specified rate within agreed time limit.
Article 28 During the term of this Contract, the use of the loan must be under the inspection and supervision of the ENTRUSTER and the FIDUCIARY. The BORROWER shall offer related financial statement and other related information to the ENTRUSTER and the FIDUCIARY upon request.
Article 29 During the term of this Contract, in the event of substantial investment, shareholding restructuring, contracting, leasehold, forming a consortium, merger (acquisition), separation, establishing joint venture (cooperative) with foreign investors, compensated transfer of property right or application for dissolution and so forth, the BORROWER shall notify the ENTRUSTER and the FIDUCIARY in writing 60 days ahead of schedule.
Article 30 The BORROWER, if desiring to make early repayment, shall file an application in writing to the ENTRUSTER/the FIDUCIARY 60 days ahead of schedule and shall obtain written consent of the ENTRUSTER.
Article 31 The BORROWER, if desiring to extend or renew such entrusted loan, shall file an application in writing to the ENTRUSTER 60 days ahead of schedule and shall obtain written consent of the ENTRUSTER.
Article 32 The BORROWER shall accept that such institutions as sub-entrusted by the FIDUCIARY have the legal capacity as a proxy and undertake to perform all obligations under this CONTRACT towards such institutions as sub-entrusted by the FIDUCIARY.
CHAPTER 5 LIABILITIES FOR BREACH OF THE CONTRACT
Article 33 If the BORROWER has used the loan for any purpose other than that mutually agreed under this CONTRACT, the FIDUCIARY shall have the right to charge penalty interest at the rate of 0.5‰ per day on the basis of loan interest rate under this CONTRACT as well as sum at default and period overdue according to the written instruction of the ENTRUSTER.
Article 34 If the BORROWER has failed to repay the principal and interest on schedule, the FIDUCIARY shall have the right to charge penalty interest at the rate of 0.5‰ per day on the basis of loan interest rate under this CONTRACT as well as sum at default and period overdue according to the written instruction of the ENTRUSTER.
Article 35 If the FIDUCIARY has failed to provide and allocate the entrusted loan of specified amount within agreed period, the ENTRUSTER shall have the right to charge penalty from the

FIDUCIARY at the rate of 0.5‰ per day on the basis of sum at default and period overdue.
Article 36 During the term of this CONTRACT, should any one of the following circumstances occur the BORROWER would be deemed breach of contract and then the FIDUCIARY should have the right to suspend loaning and call back the loan in advance or deduct the principal and interest from the account of the BORROWER without prior notice to the BORROWER according to the written instruction of the ENTRUSTER:
(1) Failure to repay the principal and interest in the manner specified under this CONTRACT;
(2) Failure to use the loan for the purpose specified herein;
(3) Past due loan and remaining failure in repayment even dunned by the FIDUCIARY;
(4) Failure to offer any information concerning financial situation as required by the ENTRUSTER and the FIDUCIARY or having offered false financial statements;
(5) Involvement in litigation or arbitration procedure and other legal proceedings;
Article 37 If the ENTRUSTER has failed to pay commission charges or other fees for guarantee or legal action, the FIDUCIARY shall have the right to deduct corresponding sum of such fees or charges from the account of the ENTRUSTER or withdraw from the principal and interest repaid by the BORROWER.
CHAPTER 6 MISCELLANEOUS
Article 38 All notices or instructions under this CONTRACT shall be serviced in writing, if serviced in person or through correspondence, the date received by recipient shall be regarded as the date serviced; if serviced by way of fax, the date responded by other fax shall be regarded as the date serviced.
Article 39 The modification and cancellation of Contract: upon this CONTRACT has become effective, if any of the ENTRUSTER, the FIDUCIARY and the BORROWER is desiring to modify any provisions herein, tripartite consultation associated therewith shall be conducted without prejudice to any condition and provision specified in AGREEMENT OF AGENCY BY ENTRUSTMENT (No.___) made be and between the ENTRUSTER and the FIDUCIARY in 20___, Notice of Entrusted Loan serviced by the ENTRUSTER on the ___day of the ___month of 20___and the state laws and regulations, if a guarantor is involved, the written consent from the guarantor must be acquired.
Article 40 Any dispute arising out of or in connection with the performance of this CONTRACT may be settled through consultation or through the following method (2) in case of failure in consultation:
(1) File a request with                      Arbitration Committee for arbitration;
(2) File a suit with the people’s court at the domicile of the FIDUCIARY.
Article 41 Miscellaneous issues as agreed by the ENTRUSTER, the FIDUCIARY and the BORROWER (this Article shall neither conflict with other provisions hereunder nor prejudice their substantial relation between rights and duties):
The borrower agrees to absorb bank charges associated with the application of the entrusted loan and fee charge is 0.1% of the loan which will be due to the entruster upon the time of loan repayment or maturity.
Article 42 Any matters uncovered herein shall be governed by the laws and regulations of the People’s Republic of China as well as the financial policies in relation hereto or associated therewith.
Article 43 This CONTRACT shall become effective when officially sealed by the ENTRUSTER,

the FIDUCIARY and The BORROWER, and duly signed by their respective legal representatives (or duly authorized deputies). This CONTRACT shall be automatically terminated when the BORROWER has repaid all of the principal and interest of the loan under this CONTRACT.
Article 44 The Notice of Entrusted Loan, due bill and Guarantee Contract in connection with this Contract as well as supplementary provisions related to “Loan Contract” which the three parties agree to amend et cetera constitute inseparable part of this contract and have equal legal force.
Article 45 This CONTRACT shall be made in triplicate with equal validity. Each of the ENTRUSTER, the FIDUCIARY and the BORROWER shall hold one counterpart.
The ENTRUSTER: (duly sealed)
Legal Representative or Duly Authorized Deputy (signature) /s/ Michael El-Hillow
Date: March 26, 2010
The FIDUCIARY: (duly sealed)
Legal Representative or Duly Authorized Deputy (signature) /s/ Wu Min
Date: March 26, 2010
The BORROWER: (duly sealed)
Legal Representative or Duly Authorized Deputy (signature) /s/ Ding Kong Qi
Date: March 26, 2010